SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 9, 2016

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On June 9, 2016, Brand Loyalty Group B.V. ("BrandLoyalty"), in which Alliance Data Systems Corporation holds an 80% interest, and certain subsidiaries of BrandLoyalty, as borrowers and guarantors, Deutsche Bank AG, Amsterdam Branch (as Arranger), ING Bank N.V. (as Arranger, Agent and Security Agent), Coöperatieve Rabobank U.A. (as Arranger) and NIBC Bank N.V. (as Arranger), entered into that certain Amendment and Restatement Agreement dated as of June 9, 2016, including the Amended and Restated Facilities Agreement, as amended (the "2016 BrandLoyalty Credit Agreement").  The 2016 BrandLoyalty Credit Agreement is secured by the accounts receivable, inventory, fixed assets, bank accounts and shares of BrandLoyalty and certain of its subsidiaries. The 2016 BrandLoyalty Credit Agreement provides for a committed revolving line of credit of €62.5 million, an uncommitted revolving line of credit of €62.5 million, a term loan facility A-1 of €90 million and a term loan facility A-2 of €100 million, each of which are scheduled to mature on June 10, 2020.  In addition to the stated maturity, each of the uncommitted and committed revolving lines of credit provides for a reduction in commitment of €25 million on the former maturity date of August 25, 2018 and the term loan facility A-1 provides for principal payments of €7.5 million for the first two years of the term and €3.75 million for the remaining two years, payable in equal quarterly installments.

All advances under the 2016 BrandLoyalty Credit Agreement are denominated in Euros. The interest rate fluctuates and is equal to EURIBOR, as defined in the 2016 BrandLoyalty Credit Agreement, plus an applicable margin based on BrandLoyalty's senior net leverage ratio. The 2016 BrandLoyalty Credit Agreement contains financial covenants, including a senior net leverage ratio, as well as usual and customary negative covenants and events of default.

The preceding summary of the 2016 BrandLoyalty Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement.

Simultaneously with entering into the 2016 BrandLoyalty Credit Agreement referenced in Item 1.01 above, BrandLoyalty terminated its  Amendment and Restatement Agreement, dated as of August 25, 2015, including the Amended and Restated Facilities Agreement by and among Brand Loyalty Group B.V. and certain subsidiaries parties thereto, as borrowers and guarantors, Deutsche Bank Luxembourg S.A., Deutsche Bank Nederland N.V. (as Arranger) and ING Bank N.V. (as Arranger, Agent and Security Agent), which facility was scheduled to mature on August 25, 2018.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1
Amendment and Restatement Agreement, dated as of June 9, 2016, including Amended and Restated Facilities Agreement, by and among Brand Loyalty Group B.V. and certain subsidiaries parties thereto, as borrowers and guarantors, Deutsche Bank AG, Amsterdam Branch (as Arranger), ING Bank N.V. (as Arranger, Agent and Security Agent), Coöperatieve Rabobank U.A. (as Arranger) and NIBC Bank N.V. (as Arranger).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: June 15, 2016	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1
Amendment and Restatement Agreement, dated as of June 9, 2016, including Amended and Restated Facilities Agreement, by and among Brand Loyalty Group B.V. and certain subsidiaries parties thereto, as borrowers and guarantors, Deutsche Bank AG, Amsterdam Branch (as Arranger), ING Bank N.V. (as Arranger, Agent and Security Agent), Coöperatieve Rabobank U.A. (as Arranger) and NIBC Bank N.V. (as Arranger).